UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 26, 2018, Regional Management Corp. (the “Company”) and Basswood Capital Management, L.L.C. (“Basswood”) entered into a Cooperation Agreement (the “Cooperation Agreement”), pursuant to which the Company has appointed Jonathan D. Brown to the Board of Directors of the Company (the “Board”), effective January 26, 2018. The Company also agreed that, subject to the conditions set forth in the Cooperation Agreement, the Board will nominate Mr. Brown for election to the Board at the Company’s 2018 annual meeting of stockholders.

Pursuant to the Cooperation Agreement, Mr. Brown is required to, at all times while serving as a member of the Board, comply with all policies, procedures, processes, codes, rules, standards, and guidelines applicable to non-employee Board members. In addition, the Cooperation Agreement provides that Mr. Brown must offer to resign from the Board if (i) Basswood and its affiliates, collectively, no longer beneficially own an aggregate “net long position” of at least 874,705 shares of the common stock of the Company (the “Common Stock”) (subject to adjustment for stock splits, reverse stock splits, stock dividends, and similar adjustments), or (ii) Basswood fails to comply with or breaches any of the terms of the Cooperation Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by Basswood of written notice from the Company specifying such material breach or failure; provided that the Company is not in material breach of the Cooperation Agreement at such time (each, a “Resignation Trigger”). The Cooperation Agreement also provides that, if requested by Basswood, the Company is obligated to appoint Mr. Brown to any existing or newly created committee of the Board that may be designated to oversee or review strategic alternatives (including an extraordinary transaction).

In the Cooperation Agreement, in addition to certain confidentiality and non-disparagement provisions, Basswood has agreed to various customary standstill provisions for the duration of the Standstill Period (as defined below), which provide, among other things, that Basswood and its affiliates will not (i) acquire beneficial ownership of 19.9% or more of the outstanding shares of Common Stock; (ii) participate in a proxy solicitation with respect to the voting of any Common Stock; (iii) submit a proposal for or offer of any extraordinary transaction or propose a change in the structure, size, or composition of the Board or executive officers of the Company; or (iv) subject to certain exceptions for open market and underwritten transactions, sell Common Stock to a third party or group that to Basswood’s knowledge would result in such third party or group owning 5% or more of the outstanding shares of Common Stock.

Basswood has also agreed that, during the Standstill Period, it shall cause the shares of Common Stock beneficially owned by it and its affiliates to be voted (i) in favor of each director nominated by the Board for election, and (ii) in accordance with the Board’s recommendations on all other matters; provided that Basswood and its affiliates may vote their shares of Common Stock in their sole discretion with respect to (a) a proposal to authorize or approve an extraordinary transaction, (b) matters related to the implementation of takeover defenses, (c) new or amended incentive compensation plans submitted for stockholder approval, or (d) any other proposal if either Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC do not recommend voting in accordance with the Board’s recommendation with respect to such proposal (other than with respect to the election or removal of directors) at any annual or special meeting of stockholders.

Pursuant to the Cooperation Agreement, the “Standstill Period” is defined to mean the period commencing on January 26, 2018 and ending on the earliest of (i) 12:01 a.m. (New York time) on the date that is 20 days prior to the nomination deadline for the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), (ii) if the Company fails to comply with or breaches any of the terms of the Cooperation Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by the Company of written notice from Basswood specifying such material breach or failure, provided that Basswood is not in material breach of the Cooperation Agreement at such time, (iii) the consummation of an extraordinary transaction following which consummation the director designated by Basswood no longer serves on the Board, and (iv) a reorganization of the Company under any federal or state law relating to bankruptcy or insolvency. If the Company provides written notice to Basswood that it will nominate a director designated by Basswood for election to the Board at the 2019 Annual Meeting or for any annual meeting of stockholders of the Company subsequent thereto (each, an “Applicable Meeting”) at least 20 days prior to the nomination deadline for such Applicable Meeting, and Basswood has agreed in advance to such nomination, then the Standstill Period will be automatically extended until the date that is 20 days prior to the nomination deadline for the annual stockholders meeting subsequent to such Applicable Meeting.

The Cooperation Agreement terminates upon the expiration of the Standstill Period (subject to any extensions as provided in the Cooperation Agreement), provided that the confidentiality provisions of the Cooperation Agreement will survive for a period of eighteen months following the date upon which no director designated by Basswood serves as a director of the Company.

The foregoing summary of the Cooperation Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2018, upon recommendation by the Company’s Corporate Governance and Nominating Committee, the Board increased the number of directors on the Board from six to eight members and appointed Mr. Brown and Maria Contreras-Sweet as new directors of the Company, in each case effective January 26, 2018. The Board appointed Mr. Brown in accordance with the terms of the Cooperation Agreement described above under Item 1.01, which information is incorporated herein by reference. In addition to her appointment to the Board, Ms. Contreras-Sweet was also appointed to serve on the Company’s Corporate Governance and Nominating Committee. Each of Mr. Brown and Ms. Contreras-Sweet will be eligible to receive compensation for their respective services as a non-employee director consistent with that of the Company’s other non-employee directors. Other than the Cooperation Agreement described in Item 1.01 with respect to Mr. Brown, there are no transactions between Mr. Brown or Ms. Contreras-Sweet and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Brown, 33, is a senior analyst with Basswood, an alternative asset manager with over $1.4 billion of assets under management. Mr. Brown joined Basswood in 2009. In his current role as senior analyst, Mr. Brown is responsible for the research and investment analysis of companies across a broad range of sectors, with a specialized focus on financial services. Prior to joining Basswood, Mr. Brown worked at Sandelman Partners and Goldman Sachs. Mr. Brown graduated from Emory University’s Goizueta School of Business in 2006 with a B.B.A, holding dual concentrations in Finance and Strategy & Management Consulting, as well as a minor in History.

Mr. Brown brings to the Board extensive experience in the capital markets and financial services industry. In addition, as the representative of Basswood, the Company’s largest shareholder, Mr. Brown provides valuable insights related to the Company’s institutional shareholder base and methods for further building shareholder value.

Ms. Contreras-Sweet, 62, served as the Administrator of the U.S. Small Business Administration from April 7, 2014 through January 20, 2017. Ms. Contreras-Sweet has served as a director of Sempra Energy, including as a member of its audit committee, since March 2017. She was a founder of ProAmerica Bank, where she served as Executive Chairwoman from 2006 to 2014, and Co-Founder and Managing Partner of Fortius Holdings from 2003 to 2006. Prior to that, she served as the California cabinet Secretary of the Business, Transportation and Housing Agency from 1999 to 2003. She was appointed chair to the finance committee of CA-ISO (California Independent System Operator) to help solve the state’s 2000-2001 energy crisis. Ms. Contreras-Sweet served as director of public affairs for Westinghouse Electric Company’s 7-Up/RC Bottling Company, where she rose to vice president and became an equity partner.

Ms. Contreras-Sweet brings to the Board extensive knowledge and executive experience in both the public and private sectors, including consumer lending, finance, entrepreneurship, innovation, and regulatory compliance.

Item 7.01.	Regulation FD Disclosure.

On January 29, 2018, the Company issued a press release announcing the appointments of Mr. Brown and Ms. Contreras-Sweet to the Board. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed, or furnished, in the case of Exhibit 99.1, herewith:

Exhibit No.

10.1	Cooperation Agreement, dated as of January 26, 2018, between Basswood Capital Management, L.L.C. and the Company

99.1	Press Release, dated January 29, 2018, by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONAL MANAGEMENT CORP.

Date: January 29, 2018	By:	/s/ Donald E. Thomas
Donald E. Thomas
Executive Vice President and Chief Financial Officer